UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EASTMAN CHEMICAL COMPANY

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and D-11.

[FORM OF NOTICE TO BE SENT TO CERTAIN STOCKHOLDERS OF RECORD IN LIEU OF PAPER PROXY MATERIALS - PG.1]

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE EASTMAN CHEMICAL COMPANY

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD VIRTUALLY VIA LIVE WEBCAST ON MAY 5, 2022

Notice of Annual Meeting of Stockholders

WHEN AND WHERE IS THE STOCKHOLDERS MEETING?

The 2022 Annual Meeting of Stockholders will be held virtually on May 5, 2022 at 11:30 a.m. (EDT) via live webcast at https://register.proxypush.com/emn. See “Additional Information About the Annual Meeting” in the proxy statement for additional information.

WHAT IS BEING VOTED ON AT THE STOCKHOLDERS MEETING?

•

Elect directors: Humberto P. Alfonso, Brett D. Begemann, Mark J. Costa, Edward L. Doheny II, Julie F. Holder, Renée J. Hornbaker, Kim Ann Mink, James J. O’Brien, David W. Raisbeck, and Charles K. Stevens III.

•	Advisory approval of executive compensation as disclosed in the proxy statement.

•	Ratify appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.

•	Advisory vote on stockholder proposal regarding special shareholder meetings.

•	Consideration of any other business that is properly brought before the meeting or any adjournment of the meeting.

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends that stockholders vote FOR all of the director nominees, FOR advisory approval of the compensation of the executive officers as disclosed in the proxy statement, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm, and AGAINST the advisory vote on the stockholder proposal regarding special shareholder meetings.

HOW CAN I GET A COMPLETE SET OF PROXY MATERIALS?

This is not a proxy card. If you wish to cast your vote on a traditional proxy card, you must request a paper copy of the proxy materials by following the instructions below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following proxy materials can be viewed at www.ViewMaterial.com/EMN:

•	2022 Proxy Statement

•	2021 Annual Report

If you want to receive a paper or e-mail copy of those documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 21, 2022 to facilitate timely delivery.

You may request a paper or e-mail copy of the proxy materials by following the instructions below. You will be asked to provide the 11-digit control number located by the arrow in the box below.

1.	Call the toll-free telephone number, 1-800-516-1564, and follow the instructions provided, or

2.	Access the website www.SendMaterial.com and follow the instructions provided, or

3.

Send an e-mail to papercopy@SendMaterial.com with your control number (located by the arrow in the box below) in the Subject line. Unless you instruct otherwise, we will reply to your e-mail with links to the proxy materials in PDF format for this annual meeting only.

To vote your Eastman Chemical Company shares, you can attend the Annual Meeting of Stockholders virtually and vote electronically, or you can:

1. Go to www.ViewMaterial.com/EMN

2. Click on the icon to vote your shares.

3. Enter the 11-digit control number (located by the arrow in the box above).

4. Follow the simple instructions to record your vote.

You are able to vote by Internet until 6:00 a.m. on May 5, 2022.

[FORM OF NOTICE TO BE SENT TO CERTAIN STOCKHOLDERS OF RECORD IN LIEU OF PAPER PROXY MATERIALS - PG.2]

EXPLANATION OF NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with federal securities laws, Eastman has elected to make its proxy materials relating to its 2022 Annual Meeting of Stockholders available on the Internet to stockholders receiving the accompanying notice (the “Notice”). The purpose of Internet availability of proxy materials is to promote the use of the Internet as a reliable and cost-effective means of making proxy materials available to stockholders. The Company expects that it may realize significant cost savings related to the printing and distribution of proxy materials to stockholders by the use of the Internet.

The purpose of the Notice is to provide you with important instructions for obtaining the Company’s proxy materials. The Notice is NOT a form for voting. We encourage you to review all of the important information contained in the proxy materials before voting.

Although you have received the Notice and may access and review the proxy materials via the Internet, you may also elect to receive a paper or e-mail copy of the proxy materials. In order to receive a paper or e-mail copy of the proxy materials, you must specifically request a copy by following the instructions contained in the Notice.

If you choose to vote via the Internet, you must follow the instructions on the Notice regarding accessing the Company’s proxy materials via the Internet.

You may also attend the virtual Annual Meeting and vote electronically during the meeting if you attend the meeting virtually.

To attend the Annual Meeting virtually, you must register in advance, using your 11-digit control number and other information, at https://register.proxypush.com/emn prior to April 29, 2022 at 5:00 p.m. (EDT). Upon completing registration, stockholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, vote online, access the list of Eastman’s stockholders of record, and submit questions.